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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 2001, on the December 31, 2000 financial statements of The Pillar Funds, and to all references to our firm included in or made part of the Post-Effective Amendment No. 54 to the Registration Statement File No. 33-04806.


Philadelphia, PA
May 17, 2001

                                                            /s/ Arthur Andersen